WEST PENN POWER COMPANY

TO

THE CHASE MANHATTAN BANK
(National Association),
                                      as Trustee



_____________


Supplemental Indenture

Dated as of May 1, 1995

First Mortgage Bonds, Series MM, 7-3/4%


_____________





Supplemental to First Mortgage
Dated March 1, 1916

      SUPPLEMENTAL INDENTURE, dated as of May 1, 1995, between WEST PENN POWER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Company"), having its principal office at 800 Cabin Hill Drive, Greensburg, Westmoreland County, Pennsylvania, party of the first part, and THE CHASE MANHATTAN BANK (National Association), a national banking association existing under the laws of the United States of America, as Trustee under the First Mortgage hereinafter mentioned (hereinafter called the "Trustee"), having its principal corporate trust office at 4 Chase MetroTech Center, Brooklyn, New York, New York 11245, party of the second part.

      The Company has heretofore executed and delivered its First Mortgage, dated March 1, 1916, to The Equitable Trust Company of New York, as Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series and said First Mortgage has been supplemented by indentures supplemental thereto, including the Supplemental Indentures dated as of March 1, 1940, May 1, 1944, March 1, 1948, March 1, 1949,
October 1, 1949, April 1, 1952, April 1, 1954, July 1, 1957, March 1,
1962, December 1, 1965, July 1, 1980, June 1, 1989, February 1, 1991,
December 1, 1991, August 1, 1992, September 1, 1992, June 1, 1993, June 1, 1993, and August 1, 1994 (said First Mortgage as so supplemented being hereinafter called the "Original Indenture").

      The Chase National Bank of the City of New York was the successor by consolidation to The Equitable Trust Company of New York and the Trustee is successor by merger to The Chase National Bank of the City of New York and as such has become and now is the Trustee under the Original
Indenture.

      In accordance with the terms and provisions of the Original
Indenture there have been issued and are now outstanding thereunder $654,000,000 principal amount of First Mortgage Bonds consisting of:

      Principal Amount           Series                Maturing

       $ 27,000,000           Series U, 4-7/8%        Dec. 1, 1995
         30,000,000           Series EE, 9%           June 1, 2019
        100,000,000           Series FF, 8-7/8%       Feb. 1, 2021
         70,000,000           Series GG, 7-7/8%       Dec. 1, 2004
         45,000,000           Series HH, 7-3/8%       Aug. 1, 2007
        135,000,000           Series II, 7-7/8%       Sept. 1, 2022
        102,000,000           Series JJ, 5-1/2%       June 1, 1998
         80,000,000           Series KK, 6-3/8%       June 1, 2003
         65,000,000           Series LL, 8-1/8%       August 1, 2024


       The Company proposes to issue and sell for cash $30,000,000 principal amount of a new series of First Mortgage Bonds, to mature May 1, 2025, to bear interest from May 1, 1995, at the rate of 7-3/4% per annum, to be designated as First Mortgage Bonds Series MM, 7-3/4% (hereinafter sometimes called the "Bonds of Series MM"), to be issued only in fully registered form, and to be issued under Sections 3 or 8 of Article I of the Original Indenture, and the Company has duly authorized such issue and sale.

       The Company, pursuant to resolutions of its Board of Directors, has duly resolved and determined to execute this Supplemental Indenture for the purpose of entering into certain covenants in addition to the covenants contained in the Original Indenture, such additional covenants to remain in force and effect as long, but only as long, as any of said Bonds of Series MM remain outstanding under the Original Indenture.

       All conditions and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

       NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

       That West Penn Power Company, for itself and its successors, in consideration of the premises and of One Dollar, to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Original Indenture, as follows:

                                 PART I

                           ADDITIONAL ARTICLE

       The Original Indenture is hereby supplemented as provided in this
Part I by adding thereto the following new article, to be added after
Article II BB of the Original Indenture:

                              ARTICLE II CC

       The term Original Indenture as used in this Article means the First Mortgage of the Company, dated March 1, 1916, as supplemented prior to the date of this Supplemental Indenture by indentures supplemental thereto, including the Supplemental Indentures dated as of March 1, 1940, May 1, 1944, March 1, 1948, March 1, 1949, October 1, 1949, April 1, 1952, April
1, 1954, July 1, 1957, March 1, 1962, December 1, 1965, July 1, 1980, June
1, 1989, February 1, 1991, December 1, 1991, August 1, 1992, September 1, 1992, June 1, 1993, June 1, 1993 and August 1, 1994. Unless otherwise indicated, all references in this Article to Articles and Sections are to Articles and Sections of the Original Indenture.

       The Company hereby covenants, as long, but only as long, as any of the First Mortgage Bonds, Series MM, 7-3/4% of the Company remain outstanding, as follows:

       SECTION 1. Whether or not the Bonds of Series U, EE, FF, GG, HH, II, JJ, KK and LL issued under the Original Indenture remain outstanding, the covenants contained in Section 1 of Article II B, Section 6 of Article II E, Sections 4, 5 and 6 of Article II F and Section 6 of Article II G shall remain in full force and effect.

       SECTION 2. No permanent improvements, extensions or additions to or about the plants or property of the Company made prior to December 1, 1948 in excess of an aggregate of $3,600,000 of such permanent improvements, extensions or additions, calculated on the basis of the actual cash cost or fair value to the Company, whichever is less, shall be used as the basis for the issuance of bonds or the withdrawal of cash under any provisions of the Original Indenture or as a credit against the Renewal and Replacement Fund provided for in Section 4 of Article IIG (the "Renewal and Replacement Fund"). In connection with any request to the Trustee for any such authentication and delivery of bonds or such withdrawal of cash or in connection with any such taking by the Company of any such credit, the Company shall furnish to the Trustee a certificate signed by the President or a Vice President of the Company containing an appropriate statement evidencing compliance with the provisions of this Section. Such certificate shall comply with the requirements of Section
5 of Article V A. In lieu of furnishing such a separate certificate, such statement may be included in another certificate then being furnished to the Trustee, signed by the President or a Vice President of the Company and complying with the requirements of Section 5 of Article V A.

       SECTION 3. The Company hereby agrees that redemptions of Bonds of Series MM during any 12-month period beginning May 1 pursuant to Article
V of the Original Indenture may not exceed the greater of (a) 1% of the aggregate principal amount ($300,000) of the Bonds of Series MM originally issued or (b) the lowest percentage so redeemed (zero, if none are redeemed) of any other series of bonds then redeemable during such 12-month period relative to the respective aggregate principal amount of bonds of such other series originally issued.

                                 PART II

       Whether or not any Bonds of Series S issued under the Original Indenture are outstanding, the amendment of Section 8 of Article I of the Original Indenture as set forth in Part II of the aforesaid Supplemental Indenture dated as of March 1, 1962 shall remain in full force and effect as long as any of the Bonds of Series MM are outstanding.

                                PART III

                              MISCELLANEOUS

       The Company, and the holders of Bonds of Series MM, by their acceptance and holding thereof, hereby consent and agree that (i) the Company may redeem Bonds of Series MM or any other Series on an interest payment day or any other day, (ii) interest on Bonds of Series MM or any other Series may be paid to persons in whose names such bonds are registered on such record date or dates, and in accordance with such implementing provisions and with such exceptions thereto, as may be established by the Board of Directors of the Company in creating the bonds of such Series, (iii) the Bonds of Series MM and of any other Series may be executed on behalf of the Company, and its corporate seal may be attested, by the use of facsimile signatures, and (iv) in computing "net earnings of the Company applicable to the payment of interest" under Sections 3 and 8 of Article I, no deduction shall be made for any income, excess profits or other taxes measured by or dependent on income.

       The recitals contained herein and in the Bonds of Series MM shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity of this Supplemental Indenture. All of the provisions of the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable to this Supplemental Indenture as fully and with like effect as if set forth herein in full.

       The Company hereby confirms, mortgages and conveys to the Trustee as security for all bonds heretofore or hereafter issued hereunder all real estate and other property heretofore mortgaged or conveyed to the Trustee by the Original Indenture, except insofar as the property covered thereby may have been or may be released pursuant to the provisions thereof.

       This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

       West Penn Power Company does hereby constitute and appoint Stanley
I. Garnett, II, Esq., and Nancy H. Gormley, Esq., and each of them, to be its attorney for it, and in its name, and as and for its corporate act and deed to acknowledge this Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

       The Chase Manhattan Bank (National Association) does hereby constitute and appoint C. J. Heinzelmann to be its attorney for it, and in its name, and as and for its corporate act and deed to acknowledge this Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

       IN WITNESS WHEREOF, WEST PENN POWER COMPANY has caused these presents to be signed in its corporate name by its Chief Executive Officer, its President or one of its Vice Presidents and sealed with its corporate seal, attested by its Secretary or one of its Assistant Secretaries; and THE CHASE MANHATTAN BANK (National Association) has caused these presents to be signed in its corporate name by one of its Vice Presidents and sealed with its corporate seal, attested by one of its Assistant Secretaries, all as of the day and year first above written.

[CORPORATE SEAL]                          WEST PENN POWER COMPANY

Attest:                                  By   /s/ Klaus Bergman
                                         Chief Executive Officer
  /s/ Nancy H. Gormley

       Assistant Secretary
Signed, sealed and delivered by
West Penn Power Company in the
presence of:

   /s/ Vilma Howard

   /s/ Francine May


[CORPORATE SEAL]                         THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION)


Attest:                                  By /s/ C. J. Heinzelmann
                                                Vice President
/s/ Brooks Von Arx, Jr.

       Assistant Secretary
Signed, sealed and delivered by
The Chase Manhattan Bank (National Association) in the presence of:

/s/  Allen J. Sendlenski

/s/ Donna Fitzsimmons

STATE OF NEW YORK
COUNTY OF NEW YORK            ss.:

       I HEREBY CERTIFY that on this 16th day of May, 1995, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Nancy H. Gormley, the attorney for WEST PENN POWER COMPANY and one of the attorneys named in the foregoing Supplemental Indenture, and by virtue and in pursuance of the authority therein conferred upon him/her acknowledged the said Supplemental Indenture to be the act and deed of said West Penn Power Company.

       I FURTHER CERTIFY that I am not a stockholder, director or official of the said corporation.

       WITNESS my hand and notarial seal the day and year aforesaid.



                                                 /s/ Jutta S. Feuerstein
                                                      Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK
COUNTY OF KINGS               ss.:

       I HEREBY CERTIFY that on this 17th day of May, 1995, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared C. J. Heinzelmann, the attorney for THE CHASE MANHATTAN BANK (National Association) and the attorney named in the foregoing Supplemental Indenture, and by virtue and in pursuance of the authority therein conferred upon him/her acknowledged the said Supplemental Indenture to be the act and deed of said The Chase Manhattan Bank (National Association).

       I FURTHER CERTIFY that I am not a stockholder, director or official of the said corporation.

       WITNESS my hand and notarial seal the day and year aforesaid.



                                           /s/  Margaret M Price
                                                Notary Public


[NOTARIAL SEAL]

                        CERTIFICATE OF RESIDENCE


       The Chase Manhattan Bank (National Association), mortgagee and Trustee within named, HEREBY CERTIFIES that its official name and its address are: The Chase Manhattan Bank (National Association), 4 Chase MetroTech Center, Brooklyn, NY 11245.

                                           THE CHASE MANHATTAN BANK
                                            (NATIONAL ASSOCIATION)


                                           By /s/ C. J. Heinzelmann
                                                 Vice President


STATE OF NEW YORK )
COUNTY OF NEW YORK)           ss.:

       I, Eileen Beck, a Notary Public in and for the State and County of New York, do certify that Klaus Bergman who signed the writing above, bearing date the 1st day of May, 1995, for West Penn Power Company, has this day in my said County before me acknowledged the said writing to be the act and deed of said corporation.

       GIVEN under my hand and official seal this 16th day of May, 1995




                                                /s/ Eileen M. Beck
                                                      Notary Public


[NOTARIAL SEAL]

STATE OF NEW YORK)
COUNTY OF KINGS  )        ss.:

         I Margaret M. Price, Notary Public in and for the State and County of New York, do certify that C. J. Heinzelmann who signed the writing above, bearing date the 1st day of May, 1995, for The Chase Manhattan Bank (National Association), has this day in my said County before me acknowledged the said writing to be the act and deed of said corporation.

       GIVEN under my hand and official seal this 17th day of May, 1995.




                                           /s/ Margaret M. Price
                                                Notary Public


[NOTARlAL SEAL]